Exhibit 99.1

        Crosstex to Issue Restated Financials Due to a 2002 Restatement;
          No Impact on 2003 or 2004 Income Statements or 2004 Guidance

     DALLAS--(BUSINESS WIRE)--July 22, 2004--Crosstex Energy, L.P. (NasdaqNM:XTEX) and Crosstex Energy Inc. (NasdaqNM:XTXI) today announced that they will each restate their annual financial statements for 2002 due to the discovery of errors in each of their 2002 Consolidated Statement of Operations. The correction of the errors will not impact reported 2003 or quarterly 2004 Net Income, or previously issued 2004 guidance. The restatement is expected to have the effect of reducing Net Income for Crosstex Energy, L.P. by $1.7 million in 2002, from $2.0 million reported to $0.3 million as restated. The adjustment to Crosstex Energy Inc.'s 2002 Net Income has not yet been quantified, but it is expected to be less than the adjustment to the Partnership's Net Income. The adjustments to both entities' financial statements are subject to change pending the final outcome of the review by the Companies' external auditors.
     The Companies determined during the course of internal reviews that, due to a clerical error, certain reconciling items arising during 2002 accounting had not been properly cleared. The Companies have implemented improvements in their accounting systems to ensure that these types of errors do not occur again.
     The reduction in Net Income will have the effect of reducing Partners' Equity on the Partnership's Consolidated Balance Sheets at Dec. 31, 2002 and 2003, and March 31, 2004 and Stockholders' Equity on the Corporation's Consolidated Balance Sheets on those same dates, by the same amount as the reduction in Net Income. The adjustments also require the restatement of the Partnership's Consolidated Statements of Changes in Partners' Equity and the Corporation's Consolidated Statements of Changes in Stockholders' Equity for the years ended Dec. 31, 2002 and 2003 and the three months ended March 31, 2004, and each Companies' Consolidated Statement of Operations for the year ended Dec. 31, 2002, Consolidated Statement of Comprehensive Income for the year ended Dec. 31, 2002 and Consolidated Statement of Cash Flows for the year ended Dec. 31, 2002.
     As material adjustments to the previously reported financial statements will be required, investors should not rely on the financial information contained in the financial statements mentioned above in either Crosstex Energy, L.P.'s or Crosstex Energy Inc.'s Annual Report on Form 10-K for the period ended Dec. 31, 2003 or Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Amended Form 10-Ks for the period ended Dec. 31, 2003 and Amended Form 10-Qs for the quarter ended March 31, 2004 will be filed as soon as practicable.

     About Crosstex

     Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 4,500 miles of pipeline, five processing plants and over 60 natural gas amine treating plants. Crosstex currently provides services for over 1.5 BCF/day of natural gas.
     Crosstex Energy Inc. owns the general partner, a 54.3 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.
     Additional information about the Companies can be found at www.crosstexenergy.com.

     This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included herein, including statements regarding the adjustments to the 2002, 2003 and quarterly 2004 financial statements, constitute forward-looking statements. Although the Companies believe that the expectations reflected in the forward-looking statements are reasonable, they can give no assurance that such expectations will prove to be correct.

     CONTACT: Crosstex Energy, L.P., Dallas
              Barry E. Davis, 214-953-9500
              or
              William W. Davis, 214-953-9500